082221-0238-02602-NY02.2515500.2
          SALOMON BROTHERS CAPITAL AND INCOME FUND INC.

                      ARTICLES OF AMENDMENT


THIS IS TO CERTIFY THAT:

          FIRST:  The charter of SALOMON BROTHERS CAPITAL AND
INCOME FUND INC., a Maryland corporation (the "Corporation"), is hereby amended by deleting existing ARTICLE II in its entirety and substituting in lieu thereof a new Article to read as follows:

                           "ARTICLE II

                              NAME

                    The name of the corporation (which is
          hereinafter called the
               "Corporation") is:

                    LMP Capital and Income Fund Inc."

          SECOND: The amendment does not increase the authorized stock of the Corporation.

          THIRD: Pursuant to Section 2-605 (a) of the Maryland General Corporation Law, the amendment to the charter of the Corporation as hereinabove set forth has been duly approved by the Board of Directors of the Corporation as required by law.

          FOURTH: The foregoing amendment to the charter of the Corporation shall become effective at 9:00 a.m. on October 9, 2006.

          FIFTH: The undersigned Chairman and Chief Executive Officer acknowledges these Articles of Amendment to be the corporate act of the Corporation and as to all matters or facts required to be verified under oath, the undersigned Chairman and Chief Executive Officer acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.


     IN WITNESS WHEREOF, the Corporation has caused these Articles to be signed in its name and on its behalf by its Chairman and Chief Executive Officer and attested to by its Assistant Secretary on this ____ day of September, 2006.

ATTEST:                                                SALOMON
                                   BROTHERS CAPITAL AND INCOME
                                   FUND INC.


________________________           By:__________________________
Robert M. Nelson,                       R. Jay Gerken,
Assistant   Secretary                      Chairman   and   Chief
Executive Officer